Exhibit 10.1

Sales Contract

(English Translation)

Contract No: JDYT-1008-MM-471

Buyer: China National Petroleum Group Co., Ltd., Jidong Oilfield Company (the "The Buyer")

Legal Representative: Gou San Quan

Seller: Zhengzhou Duesail Fracture Proppant Co. Ltd (the "Seller")

Legal Representative: Shunqing Zhang

Place: Yangli Village, Dayugou Town, Gongyi City, Zhengzhou Henan

Date: June 24, 2008

According to the relevant laws and regulations of the People’s Republic of China, the Buyer and the Seller has entered this contract (the "Contract") based on the principle of good faith and mutual benefit, and equivalent non-gratuitous act. The Buyer and the Sellers will be hereafter referred collectively as the "Parties".

1.

The scope of supply and materials to be provided will be described in the annex (the "Annex").

2.

This Contract is a supply and sales contract, any materials or supplies in this Contract shall be provided and sold by the Seller.

2.1

The location of reserve is the warehouse designated by the Buyer. The Seller shall deliver all the materials indicated in the Annex to the reserve location upon the notification of the Buyer. The Seller shall bear all the risks that might occur during the delivery.

2.2

The contents of materials or supplies to this Contract will be reviewed and altered monthly. The Seller shall provide the supplies along with the quantities accordingly.

2.3

The Seller shall propose the combination of supplies if the Buyer does not specify the items in details. The price of the items provided by the Seller shall be decided by mutual agreement. The Buyer shall be able to find other supplier when the price consensus cannot be reached.

3.

The period of reserve and sales: This Contract will be valid until December 31, 2008 from the date of execution.

4.

Price and payment

4.1

The contract value will include the supplies fees of supplies to be reserved and sold, transportation fee, handling fee, and 17% value-added tax.

4.2

Time and method of payment: The Buyer will process the payment based on the receipt of the supplies they have received and used on monthly base.

4.3

The adjustment of price: In general, the price of the materials in this Contract maintains the same during the valid period of this Contract. The Buyer is eligible to adjust the purchase upon negotiation with the Seller if the fluctuation of market price occurs. The Buyer is eligible to terminate this Contract once the negotiation fails.

4.4

Any sales occurred from April 17, 2008 to the effective date of this Contract shall be executed according to the terms of this Contract.

4.5

The payment of this Contract will be settled by unit price and the quantities to be actually ordered. The Buyer will not guarantee the quantities of purchases.

5.

Packaging

5.1

The standard of packaging: based on the general industrial standard.

5.2

The requirements of package: Packaging needs to meet the requirement of safety of delivery and environmental protection with clear packaging instructions.

5.3

The Seller shall be responsible for all the packaging expenses, excluding other particular agreement between the Parties.

5.4

The Seller shall be responsible for all the damages due to any violations of packaging requirements or agreement.

6.

Delivery

6.1

Method of delivery can be determined by the Seller within its discretion. Loading location is from Yangli Village, Dayugou Town, Gongyi City, Zhengzhou City, Henan Province. The delivery destination is Jidong Oilfield. The receiver is the Non-metal Unit of Supply Department at Jidong Oilfield Company.

6.2

Transportation fee and related expenses shall be paid by the Seller.

6.3

The Seller shall be responsible for all the risks that occur during the delivery from third parties.

6.4

The Buyer shall be responsible for the risks and expenses incurring from the changes of delivery destination and the receiver.

7.

Inspections

7.1

The inspection shall be conducted based on the requirements and standards indicated in this Contract or the requirements of contract law if not specified.

7.2

The Seller shall be responsible for complimentary replacement and all the expense due to exchanges if the supplies do not meet the requirements upon inspection. In such event, the Buyer is eligible to return the supplies.

7.3

The Parties agree to respect the evaluation concluded by the technical authority the Buyer recommends when the disputes of inspection occur. The Seller shall be responsible for the related expenses if the evaluation concludes that the supplies do not meet the standard or requirements specified in this Contract.

7.4

The Buyer shall be responsible for the risks and expenses incurring from the changes of delivery destination and the receiver.

8.

Quality Warranty

8.1

The Seller shall guarantee to meet the quality standard to this Contract and the satisfaction of needs on the site for the Buyer. The Seller shall bear life-long liability for the quality of goods to be provided.

8.2

The Seller shall be responsible for providing with goods to be used with reasonable validity. The Buyer is eligible to request for exchange for the goods produced expired from the valid periods.

8.3

The Seller shall be responsible for all the expenses incurred from inspection or re-examination due to the quality disqualification.

9.

Confidentiality

9.1

The Parties shall be fulfilling the obligations of confidentiality in terms of commercial secrets obtained from this Contract. Without mutual agreement, neither party can disclose information in any manner to a third party.

10.

Technical Services and Training

11.

Changes and termination of the Contract

11.1

This Contract can be changed or terminated under mutual agreement in writing.

11.2

Either party can terminate the Contract based on the following conditions:

11.2.1

The Contract cannot be enforced due to force majeure.

11.2.2

The Buyer can terminate the Contract when the Seller fails to deliver the supplies on time as required.

11.2.3

The Buyer can terminate the Contract when the Seller fails to provide the required quality of supplies as agreed.

11.2.4

The Buyer can terminate the Contract when the Seller fails to meet the quality standards and to adopt the alternatives to meet the Buyer’s requirement.

11.2.5

The Seller can terminate the Contract when the Buyer declines to receive the supplies without justifiable reasons.

11.3

The Seller shall provide timely and efficient after-sale services. The Buyer is eligible to terminate the Contract when the Seller fails to provide timely and efficient after-sale services.

11.4

Neither party can enjoy the default indemnity due to the changes or termination of the Contract. The breaching party shall be responsible for all responsibilities and economic compensation from the damages it may cause.

12.

Default

12.1

The Seller shall pay 1% of the total price of the delayed goods each day for the delay of delivery and be responsible for all related damages it may cause to the Buyer.

12.2

The Seller shall be responsible for all the economic compensation when the conditions in Sections 11.2.2, 11.2.3, and 11.2.4 hereof occur.

12.3

The Seller shall guarantee the goods to be delivered without involvement of third party’s rights and will be responsible for all the damages if it occurs.

12.4

Either party shall be liable for violating the terms of Article 9 hereof.

12.5

The Seller shall be responsible for all the requirements of safety and environmental protections during the delivery process. The Seller shall be liable for all the damages incurring to the Buyer or other third parties due to any violations of such requirements.

12.6

The breaching party shall be liable for all the damages due to the violations. Each party shall bear its own responsibilities when the violations occur respectively.

13.

Force majeure

13.1

Force majeure refers to any unforeseeable events including natural disaster such as fire, earthquake, typhoon, flood and other unpredictable, unavoidable, and uncontrollable accidents which result in complete or partial failure of fulfilling the obligations to this Contract. The impacted party from force majeure or both parties shall not be liable for the default. The impacted party shall notify the other party the fore majeure within 48 hours after such event occurs and provide the evidence of force majeure within 3 days.

13.2

The impacted party or both parties shall alleviate the damages from force majeure to the minimum.

14.

Disputes

14.1

Any dispute shall be settled through negotiation by both parties.

14.2

Either party shall file the case to the local jurisdiction the contract executed when the settlement cannot be reached.

15.

Effectiveness and other

15.1

The Seller must remove the supplies from the Buyer’s warehouse within three (3) months upon the Buyer’s notification and shall bear all related costs.

15.2

The Buyer is eligible to adjust and reaffirm the scope and quantities of orders depending on the demands and the supply performance of the Seller.

15.3

This contract shall become effective as of the date when the legal representatives from both parties sign and affix the company seal to this Contract.

15.4

The Contract can be supplemented through mutual negotiation as part of this Contract (the "Supplements").

15.5

The attachment and supplements are considered as party of the Contract with the same legal validity. This Contract will supersede if differences exists between attachments and the Supplements will supersede if differences exists between the Supplements and this Contract.

15.6

This Contract will be duplicated 7 copies, the Buyer will hold 6 copies and the Seller holds one copy.

The Buyer	The Seller
Company: China National Petroleum Group Co., Ltd.,	Company: Zhengzhou Duesail Fracture Proppant Co. Ltd
Legal representative: /s/ Zhao, Su San	Legal representative: /s/ Fei, Yin Biao
Company Seal	Company Seal
Address: Guangmingxi Li Xinhua W. Avenue Tanshan City	Address: Yangli Village Dayugou Town Gongyi City
China 063000	Zhengzhou City Henan China 451271

Annex

Description of Materials Categories

No.	ITEM	Quality Standard	Quantity	Unit	Unit price
1	Medium Density-High Strength Fracture Proppants Density >=1.65g/m3 <= 1.8g/m3 0.425-0.82 mm 52MP Breaking ratio < 5	SY/T5108-2006	2000	tons	2130	(RMB4,260,000)
2	High Density-High Strength Fracture Proppants Density >=1.8g/m3 <=1.8g/m3 0.425-0.82 mm 69MP Breaking ratio < 5	SY/T5108-2006	2000	tons	2980	(RMB5,960,000)